Exhibit 25(b)

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-2

STATEMENT OF ELIGIBILITY UNDER THE TRUST
INDENTURE ACT OF 1939 OF AN INDIVIDUAL
DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
TRUSTEE PURSUANT TO SECTION 305(b)(2)

DOUGLAS J. MACINNES

(Name of Trustee)

101 Barclay Street New York, New York (Business Address, Street, City, State)	10286 (Zip code)

CAROLINA POWER & LIGHT COMPANY
d/b/a PROGRESS ENERGY CAROLINAS, INC.
(Exact name of obligor as specified in its charter)

North Carolina	56-0165465
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

410 S. Wilmington Street
Raleigh, North Carolina	27601
(Address of principal executive offices)	(Zip code)

First Mortgage Bonds*
(Title of the indenture securities)

*	Specific title(s) to be determined in connection with sale(s) of First Mortgage Bonds.

Item 1. Affiliations with Obligor.

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.

Item 11. List of Exhibits.

     List below all exhibits filed as a part of this statement of eligibility.

     None.

SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, I, Douglas J. MacInnes, have signed this statement of eligibility in The City of New York and State of New York, on the 20th day of July, 2005.

/s/ Douglas J. MacInnes

Douglas J. MacInnes

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